UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2007

ST. BERNARD SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50813	20-0996152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15015 Avenue of Science

San Diego, CA 92128

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 676-2277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

Pursuant to the terms of an Asset Purchase Agreement signed and effective as of August 13, 2007 (the “Agreement”), by and between St. Bernard Software, Inc., a Delaware corporation (“St. Bernard”) and EVault, Inc., a Delaware corporation (“EVault”), St. Bernard agreed to assign and sell to Evault St. Bernard’s Open File Manager and Continuous Data Protection software applications and related customer and end user license agreements, software, programming interfaces and other intellectual property rights and contracts for an aggregate purchase price of $6,875,000 (the “Asset Purchase”). The Agreement provides that $500,000 of the total purchase price will be held back pending satisfaction of St. Bernard’s indemnification obligations under the Agreement.

The full text of the Agreement is attached as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The Asset Purchase contemplated by the Agreement was completed on August 14, 2007. See Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(b) Pro forma financial information.

The required unaudited pro forma financial information for the fiscal year ended December 31, 2006 and as of and for the six months ended June 30, 2007 is included as exhibit 99.1 and hereby incorporated by reference.

(d) Exhibits.

Exhibit Number	Description
10.1	Asset Purchase Agreement effective as of August 13, 2007, by and between St. Bernard Software, Inc. and EVault, Inc.

99.1	Pro forma financial information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ST. BERNARD SOFTWARE, INC.

Dated: August 17, 2007	By:	/s/ Alfred F. Riedler
Alfred F. Riedler
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Asset Purchase Agreement effective as of August 13, 2007, by and between St. Bernard Software, Inc. and EVault, Inc.

99.1	Pro forma financial information